SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is among Montana Mining Corp., a Nevada corporation (the “Company”), and the investor identified on the signature page hereto attached (each an “Investor” and collectively the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Regulation S of the Securities Act (as defined below), the Company desires to issue and sell shares of the Company’s common stock to each Investor, and each Investor, severally and not jointly, desires to purchase shares of the Company’s common stock from the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

     “Action” means any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

     “Agreement” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

     “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the United States are authorized or required by law or other governmental action to close.

     “Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1, and the date upon which such closing occurs.

“Commission” means the Securities and Exchange Commission.

"Commission Reports" has the meaning set forth in Section 3.1(h).

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

Share Purchase Agreement

     “Investment Amount” means, with respect to each Investor, the product of the Per Share Purchase Price multiplied by the number of Shares being purchased by such Investor (as indicated on the signature page of this Agreement) of no less than five hundred thousand (500,000) Shares for a minimum of twenty five thousand dollars ($25,000) per Investor subject to available exemptions.

“Investor Party” has the meaning set forth in Section 4.5.

     “Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

     “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under this Agreement.

“Outside Date” means June 19, 2010, the end of the offering, pursuant to Section 6.5(b).

“Per Share Purchase Price” equals five cents ($0.05).

     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

     “Shares” means the shares of Company common stock issued or issuable to the Investors pursuant to this Agreement.

     “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

     “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

     “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading.

“$” means United States dollars.

Share Purchase Agreement

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing each Investor shall, severally and not jointly, purchase from the Company, and the Company shall sell to each Investor, the Shares representing such Investor’s Investment Amount.

2.2 Payment and Delivery of Certificates. The Investor’s payment and the Company’s delivery of each Investor’s certificate representing the Shares shall take place as follows:

(a) At the Closing, the Investor shall (i) pay the Investment Amount by transferring immediately available good funds in United States dollars to the Company, and (ii) deliver this completed Agreement to the Company at the Company’s address herein provided. Payment of the Investment Amount shall be made via (i) cashier’s check or money order made payable to “Montana Mining Corp.” and delivered at the Company’s bank address herein provided, or (ii) wire transfer to:

Montana Mining Corp.
Brighton Bank
311 South State Street
Salt Lake City, Utah
84111
Telephone: (801) 531-8000
Account Number: 61910097
Routing Number: 124302503

(b) No later than five Business Days after the Closing, but in any event promptly following payment by the Investor to the Company of the Investment Amount and delivery of this completed Agreement, the Company shall deliver certificates representing the Shares, each certificate duly executed on behalf of the Company and issued in the name of the Investor, to the Investor at the address set forth on the signature page hereto attached.

2.3 Commission and Offering Costs. A commission of ten percent (10%) payable in cash or units will be paid from the gross proceeds of the offering. Units will be comprised of one full common share and one full common purchase warrant exercisable for 12 months from the date of grant at $0.06 per common share.

2.4 Proceeds and Use of Proceeds. The gross proceeds of the Share offering are anticipated to be up to one million five hundred thousand dollars ($1,500,000). The Company proposes to use the proceeds from this Share offering as outlined below. Actual expenditures of the proceeds of the Share offering may differ substantially from the estimated use of proceeds and will be adjusted to match the aggregate amount raised. Nonetheless, actual expenditures of the proceeds of the Share offering will be according to the expenditures deemed by the Company to be in the best interests of advancing the Company’s business.

Description of Use of Proceeds	Amount
General Working Capital	$1,300,000
Commission Fee	$150,000
Legal and Transfer Agent Fees	$50,000
TOTAL	$1,500,000

Share Purchase Agreement

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a) Organization and Qualification. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) Subsidiaries. The Company has no direct or indirect subsidiaries other than as specified in the Commission Reports.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection herewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal, provincial and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than filings required by provincial, state, or federal securities laws, and those that have been made or obtained prior to the date of this Agreement.

Share Purchase Agreement

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. As of the Closing, the Company will have reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement.

(g) Capitalization. The authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, of which 7,146,318 shares are outstanding as of June 1, 2010, and (ii) 5,000,000 shares of preferred stock, par value $0.001, none of which shares are outstanding as of June 1, 2010. Except as specified in the Commission Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as specified in the Commission Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) Commission Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "Commission Reports" and, together with the Schedules to this Agreement (if any), the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such Commission Reports prior to the expiration of any such extension. As of their respective dates, the Commission Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the Commission Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Share Purchase Agreement

(i) Material Changes. Since the date of the latest audited financial statements included within the Commission Reports, except as specifically disclosed in the Commission Reports, (i) the Company has had no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or restricted stock plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) except as specifically disclosed in the Commission Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the Commission Reports. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(l) Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, provincial, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(m)Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the Commission Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permits.

Share Purchase Agreement

(n) Transactions With Affiliates. Other than is specified in the Commission reports, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or, to the knowledge of the Company, any entity in which any officer, director has a substantial interest or is an officer, director, trustee or partner.

(o) Internal Accounting Controls. As disclosed in the Commission Reports, the Company maintains a system of internal accounting controls consistent with similarly situated companies which is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) Solvency. Based on the financial condition of the Company as of the Closing, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(q) Certain Fees. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Agreement that may be due in connection with the transactions contemplated by this Agreement.

(r) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under this Agreement.

(s) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company's issuance of the Shares and the Investors' ownership of the Shares.

Share Purchase Agreement

(u) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

(v) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(w)Patriot Act. Neither the Company nor an Affiliate have engaged in transactions involving funds derived from illegal activity including money laundering, and are not under investigation for and have not been previously charged with violating any laws prohibiting money laundering, including but not limited to: (a) the Bank Secrecy Act, as amended by the USA PATRIOT ACT of 2001 (as amended), and its implementing regulations, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations and (b) the Executive Orders and Sanctions Programs administered by the U.S. Department of the Treasury's Office Foreign Assets Control (“OFAC”), including but not limited to Executive Order No. 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” and all regulations contained in 31 C.F.R., Subtitle B, Chapter V (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws/OFAC laws”); and (c) the laws and regulations of the jurisdictions in which the Company operates.

Neither the Company nor an Affiliate are, to the best of their knowledge after reasonable due diligence, acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Specially Designated Nationals and Blocked Persons List (“SDN List”) administered by OFAC (see http://www.treas.gov/offices/enforcement/ofac/) and any individual or entity included on any list of terrorists or terrorist organizations maintained by the United Nations, the European Union and\or the countries in which the Company operates.

Neither the Company nor an Affiliate or, to the best of their knowledge, any of their brokers or other agents: (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included on the SDN List; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Sanctions Programs administered by OFAC; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any anti-money laundering and anti-terrorism laws to which they are subject.

Share Purchase Agreement

Neither the Company nor any officer or director of the Company: (a) appears on the SDN List or (b) is a politically exposed person (as defined in guidance issued by the Financial Action Task Force (see http://www.fatf-gafi.org/) or a senior foreign political figure* or a family member or close associate of such a figure (see http://www.treas.gov/press/releases/docs/guidance.htm).

(x) Foreign Corrupt Practices Act. Neither the Company, nor any director, officer, agent or employee of the Company, has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (a) any foreign official (as such term is defined in the Foreign Corrupt Practices Act (the “FCPA”) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist the Company to obtain or retain business for, or direct business to the Company, as applicable, and under circumstances which would subject the Company to liability under the FCPA or any corresponding foreign laws. The Company has not made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

(y) Use of Proceeds - Restrictions. No part of the proceeds of the sale of the Shares will be used, directly or indirectly, for any payments to: (a) any individual or entity listed on the SDN List and/or any other similar lists administered by OFAC pursuant to any authorizing statute, Executive Order or regulation; (b) the government of any country subject to an OFAC Sanctions Program; (c) any individual or entity included on any list of terrorists or terrorist organizations maintained by the United Nations, the European Union and/or the countries in which the Company operates; or (d) any governmental official or employee, political party, official of a political party, candidate for political office, anyone else acting in an official capacity, or any agent of any such individual or entity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

(z) Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission hereunder.

(aa) No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the Shares.

3.2 Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

* A "senior foreign political figure" is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws. A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

Share Purchase Agreement

(a) Organization; Authority. Such Investor is either an individual, or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal, provincial and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)	Exemptions. Investor represents and warrants to the Company that:
	(i)	Investor is not a “U.S. person” as that term is defined in Rule 902 of Regulation S, and is not acquiring the securities for the account or benefit of any U.S. person;
	(ii)	Investor is not, and at Closing will not be, an affiliate of the Company;
	(iii)	At the time the buy order is/was originated, on the date this Agreement was executed and delivered, and on the Closing, Investor was outside the United States; no offer to purchase the Shares was made in the United States; and the transactions contemplated hereby have not been and will not be pre-arranged by the Investor with a purchaser located in the United States or who is a U.S. person;
	(iv)	All offers or sales of the Shares made before the expiration of the one-year “distribution compliance period” (which begins on the date of the final closing of the offering of the Shares and ending 365 days thereafter) shall not be made to a U.S. person or for the account or benefit of a U.S. person (other than a distributor) unless such securities are registered under the Securities Act or a valid exemption can be relied upon under both the appropriate U.S. state or federal securities laws;
	(v)	Investor represents and warrants and hereby agrees that Investor will resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and Investor shall not engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act;
	(vi)	Investor is not an underwriter or dealer in the Shares; and is not a distributor or participating, pursuant to contractual agreement, in the distribution of such securities;

Share Purchase Agreement

(vii)	Each distributor participating in offering the Shares, if any, has agreed in writing that all offers and sales of the Shares prior to the expiration of the “distribution compliance period” shall only be made in compliance with the safe harbor contained in rules 903 or 904 of Regulation S, pursuant to registration of such Shares under the Securities Act, or pursuant to an exemption from registration; and each distributor has further agreed in writing not to engage in hedging transactions regarding the securities unless in compliance with the Securities Act;
(viii)	All offering documents received by Investor include statements to the effect that the Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors as defined in Regulation S) during the “distribution compliance period” unless such Shares are registered under the Securities Act or an exemption from the registration requirements is available;
(ix)	Investor acknowledges that receipt of the Shares as a purchase involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of such Shares, including the total loss of its investment;
(x)	Investor understands that the Shares are being offered and issued in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying on the truth and accuracy of the representations, warranties, and agreements of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of Investor to acquire such Shares;
(xi)	Investor is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of receiving the Shares and to make an informed decision relating thereto;
(xii)	In evaluating its investment, Investor has consulted its own investment and/or legal and/or tax advisors; and
(xiii)	Investor understands that in the Commission’s view, the statutory basis for the exemption claimed for this transaction would not be available if the offering, though in technical compliance with Regulation S, is part of a plan or scheme to evade the registration
provisions	of the Securities Act; and Investor confirms that its purchase is not part of any
such	plan or scheme. Investor is acquiring the Shares for investment purposes and has no
present	intention to sell such Shares in the United States or to a U.S. person or for the
account	or benefit of a U.S. person either now or promptly after the expiration of the
“distribution	compliance period.”

Share Purchase Agreement

(xiv)	Investor, if a resident of Canada, further certifies to the Company that at least one of the following exemptions is applicable to Investor as reflected by hand-writing Investor’s initials on the appropriate lines:

a. Insiders’ Family, Close Friends and Business Associates Exemption (not available for residents of Ontario or Saskatchewan). Investor is:

____ i. a director, executive officer or control person of the Company or of an affiliate of the Company;

ii. a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Company, or of an affiliate of the Company;

iii. a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Company or of an affiliate of the Company;

iv. a close personal friend of a director, executive officer or control person of the Company, or of an affiliate of the Company;

v. a close business associate of a director, executive officer or control person of the Company, or of an affiliate of the Company;

vi. a founder of the Company or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company;

vii. a parent, grandparent, brother, sister or child of a spouse of a founder of the Company;

viii. a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are persons described in paragraphs (i) to (vii) above; or

ix. a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (vii);

____ b. Minimum Amount Exemption. The Investment Amount will not be less than CAD $150,000 paid in cash at the time of purchase, and Investor has not been created or used solely to purchase or hold the Shares in reliance on this exemption; or

__X__ c. Accredited Investor Exemption. Investor is an “Accredited Investor” and Investor has properly completed and duly executed the Canadian Accredited Investor Certificate attached to this Agreement as Exhibit I and confirms the truth and accuracy of all statements made by Investor in such certificate.

(d) General Solicitation. Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Share Purchase Agreement

(e) Access to Information. Such Investor acknowledges that it has reviewed this Agreement and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of this Agreement and the Company's representations and warranties contained in herein.

(f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that such Investor was first contacted by the Company or others regarding an investment in the Company and (ii) the 30th calendar day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of any other person in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by this Agreement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1	Shares. The particularities of the Shares are as follows:
(a)	Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), if reasonably necessary, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

Share Purchase Agreement

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“COMMISSION”) OR THE SECURITIES COMMISSION OF ANY STATE BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER REGULATION “S” PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

(c) The legend set forth in Section 4.1(b) shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped, if (i) such Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of the legend. Following such time as a legend is no longer required for certain Shares, the Company will no later than three Business Days following the delivery by an Investor to the Company or the Company’s transfer agent of a legended certificate representing such Shares, deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends. Upon delivery to any Investor of any certificate representing Shares that is free from all restrictive and other legends, such Investor agrees that any sale of such Shares shall be made pursuant to an available exemption from the registration requirements of the Securities Act. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4.1. The Company shall bear all costs and expenses of the transfer agent in connection with the delivery of the certificates, whether by electronic transfer or otherwise, and the removal of any restrictive legends required hereby.

4.2 Furnishing of Information. Furnishing of Information. As soon as is reasonably practicable, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. If the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action from time to time to enable the sale of the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Share Purchase Agreement

4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of a Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

4.4 Securities Laws Disclosure; Publicity. The Company may issue a press release disclosing the transactions contemplated hereby. In no event will the Company use the name of any Investor in such press releases without the express consent of such Investor. Further, the Company may file a Current Report on Form 8-K, if required by the rules and regulations of the Commission, disclosing the material terms of this Agreement and the identity of the Investor (and attach as exhibits thereto this Agreement). In addition, the Company will make such other filings and notices in the manner and time required by applicable state securities authorities, the Commission and the Trading Market on which the Common Stock is quoted.

4.5 Indemnification of Investors. The Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in this Agreement. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.6 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.7 Listing or Quoting of Shares. The Company agrees, (i) if the Company applies to have the Common Stock listed or quoted for trading on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Investors to Purchase Shares. The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

Share Purchase Agreement

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect; and

(e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market; and

(f) Company Deliverables.
Section 2.2(b).

The Company shall have the certificates delivered in accordance with

5.2 Conditions Precedent to the Obligations of the Company to sell Shares. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d) Investors Deliverables. Each Investor shall have delivered its funds and Agreement in accordance with Section 2.2(a).

ARTICLE VI.
MISCELLANEOUS

6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

Share Purchase Agreement

6.2 Entire Agreement. This Agreement, together with any exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (Utah time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (Utah time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Montana Mining Corp. 1403East 900South Salt LakeCity, UT 84105 phone: (801) 582-9609 fax: (801) 582-9629 email: ruairidhcampbell@msn.com

If to an Investor:	To the address set forth under such Investor's name on the signature pages hereof.

Or, a different address for such notices and communications may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and each Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all Investors who then hold Shares.

6.5	Termination. This Agreement may be terminated prior to Closing:
(a)	by written agreement of an Investor or the Investors and the Company; and
(b)	by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Utah time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under this Agreement as a result herefrom.

Share Purchase Agreement

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the Investors.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5 (as to each Investor Party).

6.9	Governing	Law.	All	questions	concerning	the	construction,	validity,	enforcement	and

interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced in the courts of the State of Utah. Each party hereto hereby irrevocably submits to the jurisdiction of the courts of the State of Utah for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed), with the same force and effect as if such facsimile signature page were an original thereof.

Share Purchase Agreement

6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute herefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever any Investor exercises a right, election, demand or option under this Agreement and the Company does not timely perform its related obligations within the periods herein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to this Agreement or an Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Share Purchase Agreement

6.17 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The decision of each Investor to purchase Shares pursuant to this Agreement has been made by such Investor independently of any other Investor. Nothing contained herein or in this Agreement, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Agreements for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under this Agreement of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

Signature Page Follows

Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the dates below.

MONTANA MINING CORP.
Signature: /s/ Ruairidh Campbell	Date: June 30, 2010
Ruairidh Campbell, chief executive officer
INVESTOR Signature: /s/ Owen Walbaum Printed Name: Owen Walbaum If Investor is an entity: Name of entity: Title of signatory: Number of Shares being purchased:3,817,858	Date: June 7, 2010

Share Purchase Agreement

EXHIBIT I

CANADIAN ACCREDITED INVESTOR CERTIFICATE

(To be completed by Canadian Accredited Investors only)

Capitalized terms not specifically defined in this certificate have the meaning ascribed to them in the Share Purchase Agreement to which this Exhibit I is attached. In the event of a conflict between the terms of this certificate and such Share Purchase Agreement, the terms of this certificate shall prevail.

In addition to the covenants, representations and warranties contained in the Share Purchase Agreement to which this Exhibit I is attached, the undersigned Investor covenants, represents and warrants to the Company that:

1.	Investor is purchasing the Shares as principal for its own account or complies with the provisions of the Agreement;
2.	Investor is an “accredited investor” within the meaning of National Instrument 45-106 entitled “Prospectus and Registration Exemptions” (“NI 45-106”) by virtue of satisfying the indicated criterion as set out below;
3.	Investor was not created and is not being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI
45-106; and
4.	Upon execution of this Exhibit I by Investor, this Exhibit I shall be incorporated into and form a part of the Agreement.

ONLY CANADIAN PURCHASERS NEED COMPLETE AND SIGN

EXECUTED by Investor at Regina, Saskatchewan, this 7th day of June, 2010.

If an issuer, partnership or other entity:	If an individual:
/s/ Owen Walbaum
Signature of Authorized Signatory	Signature
Owen Walbaum
Name and Position of Signatory	Print Name
Saskatchewan
Name of Purchasing Entity	Jurisdiction of Residence

Jurisdiction of Residence

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION(S) IN

APPENDIX “A” TO THIS EXHIBIT I ON THE FOLLOWING PAGES

Share Purchase Agreement - Exhibit I

EXHIBIT I

APPENDIX “A”

NOTE: INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106) means:

(a)	a Canadian financial institution, or a Schedule III bank; or
(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or
(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or
(d)	a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or
(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or
(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or
(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec; or
(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or
(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or
(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds the amount equivalent to $1,000,000 Canadian dollars converted at the then current rates; or

Share Purchase Agreement - Exhibit I

(k)	an individual whose net income before taxes exceeded an amount equivalent to $200,000 Canadian dollars converted at the then current rates in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded an amount equivalent to $300,000 Canadian dollars converted at the then current rates in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

X	(l)	an individual who, either alone or with a spouse, has net assets of at least an amount equivalent to $5,000,000 Canadian dollars converted at the then current rates; or

	(m)	a person, other than an individual or investment fund, that has net assets of at least an amount equivalent to $5,000,000 Canadian dollars converted at the then current rates as shown on its most recently prepared financial statements; or

	(n)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or

	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt; or

	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

	(q)	a person acting on behalf of a fully managed account by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund; or

	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

Share Purchase Agreement - Exhibit I

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities
	referred	to in paragraphs (a) to (d) or paragraph (i) in form and function; or
(t)	a person in respect of which all of the owners of interests, direct, indirect or
	beneficial,	except the voting securities required by law to be owned by directors,
	are	persons that are accredited investors (as defined in National Instrument
	45-106);	or
(u)	an investment fund that is advised by a person registered as an adviser or a person
	that	is exempt from registration as an adviser; or
(v)	a person that is recognized or designated by the securities regulatory authority or,
	except	in Ontario and Québec, the regulator as
	(i)	an accredited investor, or
	(ii)	an exempt purchaser in Alberta or British Columbia.

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t), which must be initialed.)

For the purposes hereof:

(w)	“Canadian financial institution” means
	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or
	(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;
(x)	“control person” has the same meaning as in securities legislation except in Manitoba,
	Newfoundland	and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario,
	Prince	Edward Island and Québec where control person means any person that holds or is
	one	of a combination of persons that holds
	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or
	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

Share Purchase Agreement - Exhibit I

(y)	“director” means:
	(i)	a member of the board of directors of a company or an individual who performs
		similar	functions for a company, and
	(ii)	with respect to a person that is not a company, an individual who performs
		functions	similar to those of a director of a company;
(z)	“eligibility adviser” means
	(i)	a person that is registered as an investment dealer or in an equivalent category of
		registration	under the securities legislation of the jurisdiction of a purchaser and
		authorized	to give advice with respect to the type of security being distributed,
and
	(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member
		in	good standing with a law society of a jurisdiction of Canada or a public
		accountant	who is a member in good standing of an institute or association of
		chartered	accountants, certified general accountants or certified management
		accountants	in a jurisdiction of Canada provided that the lawyer or public
		accountant	must not
		(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and
		(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;
(aa)	“executive officer” means, for an issuer, an individual who is
	(i)	a chair, vice-chair or president,
	(ii)	a vice-president in charge of a principal business Share, division or function
		including	sales, finance or production,
	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-
		making	function in respect of the issuer, or
	(iv)	performing a policy-making function in respect of the issuer;
(bb)	“financial assets” means
	(i)	cash,
	(ii)	securities, or
	(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security
		for	the purposes of securities legislation;

Share Purchase Agreement - Exhibit I

(cc)	“founder” means, in respect of an issuer, a person who,
	(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and
	(ii)	at the time of the trade is actively involved in the business of the issuer;
(dd)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a
	country	other than Canada;
(ee)	“fully managed account” means an account of a client for which a person makes the
	investment	decisions if that person has full discretion to trade in securities for the account
	without	requiring the client's express consent to a transaction;
(ff)	“investment fund” has the same meaning as in National Instrument 81-106 Investment
	Fund	Continuous Disclosure;
(gg)	“jurisdiction” means a province or territory of Canada except when used in the term
	foreign	jurisdiction;
(hh)	“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory
	authority	is situate;
(ii)	“non-redeemable investment fund” has the same meaning as in National Instrument 81-
	106	Investment Fund Continuous Disclosure;
(jj)	“person” includes
	(i)	an individual,
	(ii)	a corporation,
	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;
(kk)	“regulator” means, for the local jurisdiction, the person referred to in Appendix D of
	National	Instrument 14-101 Definitions opposite the name of the local jurisdiction;
(ll)	“related liabilities” means
	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
	(ii)	liabilities that are secured by financial assets;
(mm)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the
	Bank	Act (Canada);

Share Purchase Agreement - Exhibit I

(nn)	“spouse” means, an individual who,
	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and
(oo)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer
	and	includes a subsidiary of that subsidiary.

Note:

The following is an excerpt from National Instrument 45-106 that provides guidance as to the meaning of beneficial ownership of financial assets:

“Paragraph (j) of the “accredited investor” definition refers to an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds an amount equivalent to $1,000,000 Canadian dollars converted at the then current rates. As a general matter, it should not be difficult to determine whether financial assets are beneficially owned by an individual, an individual's spouse, or both, in any particular instance. However, financial assets held in a trust or in other types of investment vehicles for the benefit of an individual may raise questions as to whether the individual beneficially owns the financial assets in the circumstances. The following factors are indicative of beneficial ownership of financial assets:

(pp)	Physical or constructive possession of evidence of ownership of the financial asset;
(qq)	Entitlement to receipt of any income generated by the financial asset;
(rr)	Risk of loss of the value of the financial asset; and
(ss)	The ability to dispose of the financial asset or otherwise deal with it as the individual sees fit.

For example, securities held in a self-directed RRSP [registered retirement savings plan as defined in the Income Tax Act (Canada)], for the sole benefit of an individual are beneficially owned by that individual. In general, financial assets in a spousal RRSP would also be included for the purposes of the threshold test because paragraph (j) takes into account financial assets owned beneficially by a spouse. However, financial assets held in a group RRSP under which the individual would not have the ability to acquire the financial assets and deal with them directly would not meet these beneficial ownership requirements.”

Share Purchase Agreement - Exhibit I